Exhibit 99.1

Informatica Reports Third Quarter 2021 Financial Results

•Subscription annualized recurring revenue (ARR) increased 36% year-over-year to $736 million
•Cloud ARR increased 44% year-over-year to $287 million
•Subscription revenue increased 31% year-over-year to $194 million

REDWOOD CITY, CA, November 30, 2021 - Informatica (NYSE: INFA), an enterprise cloud data management leader, today announced financial results for its third quarter 2021, ended September 30, 2021.

"We continued our strong global momentum in the third quarter with subscription ARR growing 36% year-over-year to $736 million, validating our success and expansion as a cloud-first, subscription-led data management leader. Cloud ARR increased by 44% year-over-year to $287 million, a testament to our competitive differentiation and the power of Informatica’s Intelligent Data Management Cloud platform to drive meaningful return on investment for our customers and strategic partners,” said Amit Walia, Chief Executive Officer at Informatica. “Looking ahead, our priority is to continue to drive growth and product-led innovation, which will allow us to maintain our clear leadership position in a large and growing market."

Third Quarter 2021 Financial Highlights:
•GAAP total revenues increased 11% year-over-year to $361.8 million.
•Total ARR increased 17% year-over-year to $1.3 billion.
•GAAP Operating Income of $28.7 million and Non-GAAP Operating Income of $94.7 million.
•GAAP Net Income of $2.7 million and Adjusted EBITDA of $100.9 million.
•Trailing twelve months ("TTM") GAAP Net Loss of $66.4 million and TTM Adjusted EBITDA of $401.3 million.
•GAAP Operating Cash Flow of $37.9 million and unlevered free cash flow (after-tax) of $62.9 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2021 Business Highlights:
•Announced on-premises to Cloud Modernization Program with Snowflake that modernizes PowerCenter workloads to the Informatica Intelligent Data Management Cloud (IDMC) 12x faster with 90% or greater automated conversion to the Snowflake Data Cloud.
•Introduced Unified Data Governance and Catalog As-A-Service, a new service bringing together data cataloging, data quality, and data governance capabilities on the Informatica Intelligent Data Management Cloud (IDMC) with unified metadata-driven intelligence delivered natively in the cloud.
•Achieved a subscription net retention rate of 116% at the end of September 30, 2021.
•Processed 23.3 trillion cloud transactions per month for the quarter ending September 30, 2021, as compared to 13.6 trillion cloud transitions per month in the same quarter last year.
•Reported 127 customers that spend more than $1 million in subscription ARR at the end of September 30, 2021, an increase of 44% year-over-year.

•Reported 1,577 customers that spend more than $100,000 in subscription ARR at the end of September 30, 2021, an increase of 28% year-over-year.

Industry Recognition:
•Named a Leader in the 2021 Gartner® Magic Quadrant for Data Quality SolutionsTM report, making this Informatica’s 14th time being named to the Leaders quadrant. Informatica is positioned the highest for ability to execute.
•Named a Leader in the 2021 Gartner® Magic Quadrant for Enterprise Integration Platform as a ServiceTM report, making this Informatica’s eighth year in a row being named to the Leaders quadrant. Informatica is positioned farthest to the right on vision and highest for ability to execute.
•Awarded the 2021 Data Digital Innovation Award by Ventana Research for Informatica’s CLAIRE application of AI/ML.
•Recognized as a Leader in GigaOm reports for MDM Radar and Data Governance Solutions.
•Named a Leader in IDC MarketScape Worldwide Product Information Management Applications for Commerce 2021 Vendor Assessment for the 2nd time.
•Recognized for “An Outstanding Customer Service Experience” by J.D. Power in Certified Technology Service & Support Program 2021.

Leadership Update:
•Appointed Elizabeth Rafael to the Board of Directors and chair of the audit committee. Ms. Rafael brings 30 years of executive financial experience in the technology industry.

Initial Public Offering:
•Completed successful initial public offering of Informatica’s Class A common stock with commencement of trading on the New York Stock Exchange on October 27, 2021. The Company issued a total of 33,350,000 shares of Class A common stock at $29.00 per share, inclusive of the greenshoe, for a total of $967.2 million in gross proceeds and $915.7 million of net proceeds.
•As of September 30, 2021, prior to the completion of its initial public offering, the Company had cash and cash equivalents of $417.0 million. In conjunction with the initial public offering, the Company used $30.2 million of cash from the balance sheet and $915.7 million of net proceeds from the initial public offering to refinance and retire outstanding borrowings under its Term Loan Facilities.
•The Company’s gross debt was reduced from $2.79 billion prior to the initial public offering to $1.875 billion as of October 29, 2021. Proforma net of cash, cash equivalents, and short-term investments totaling $422 million, pro forma Net Debt Leverage ratio as of September 30, 2021, was 3.6x.

Fourth Quarter and Full-Year 2021 Financial Outlook
The Company provides the financial guidance below based on current market conditions and expectations and is subject to various important cautionary factors described below. Based on information available as of November 30, 2021, guidance for the fourth quarter of 2021 and full-year 2021 is as follows:

Fourth Quarter 2021 Ending December 31, 2021:
•Total revenues in the range of $393.5 million to $398.5 million, representing approximately 5% year-over-year growth.
•Subscription ARR in the range of $795.5 million to $800.5 million, representing approximately 31% year-over-year growth
•Cloud ARR in the range of $314.5 million to $319.5 million, representing approximately 40% year-over-year growth.
•Non-GAAP operating income in the range of $90.0 million to $95.0 million.

Full-Year 2021 Ending December 31, 2021:

•Total revenues in the range of $1,430.8 million to $1,435.8 million, representing approximately 8% year-over-year growth.
•Subscription ARR in the range of $795.5 million to $800.5 million, representing approximately 31% year-over-year growth.
•Cloud ARR in the range of $314.5 million to $319.5 million, representing approximately 40% year-over-year growth.
•Non-GAAP operating income in the range of $347.5 million to $352.5 million.
•Unlevered free cash flows (after-tax) in the range of $288.7 million to $298.7 million.

In addition to the above guidance, the Company is also providing fourth quarter weighted-average number of basic and diluted share estimates for modeling purposes. For the fourth quarter, we expect basic weighted-average shares outstanding to be approximately 269 million shares and diluted weighted-average shares outstanding to be approximately 278 million shares. The year-end increase in share count includes Q4'21 post-IPO RSU grants to our global workforce as well as the IPO and the fully exercised greenshoe shares.

Reconciliation of non-GAAP operating income and unlevered free cash flow after-tax guidance to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity, and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Webcast and Conference Call

A conference call to discuss Informatica’s third quarter 2021 financial results and financial outlook for the fourth quarter and full-year 2021 is scheduled for 7:00 a.m. Pacific Time today. To participate, please dial 1-844-200-6205 from the U.S. or 1-646-904-5544 from international locations. The conference passcode is 235026. A live webcast of the conference call will be available on the Investor Relations section of Informatica’s website at investors.informatica.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 30 days.

Forward-Looking Statements

This press release and the related conference call and webcast contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the years ending December 31, 2021, management’s plans, priorities, initiatives, and strategies, and expectations regarding growth of our business. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Informatica Data Management Cloud (IDMC) platform, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q that will be filed for the third quarter ended September 30, 2021, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our final prospectus dated October 26, 2021, and filed with the SEC pursuant to Rule 424(b)(4). All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures and Key Business Metrics

We review several operating and financial metrics, including the following unaudited non-GAAP financial measures and key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions:

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Income from Operations and Non-GAAP Net Income exclude the effect of stock-based compensation expense-related charges, amortization of acquired intangibles, expenses associated with acquisitions, and strategic investments, and are adjusted for income tax expense. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Adjusted EBITDA represents GAAP net income (loss) as adjusted for income tax benefit (expense), interest income, interest expense, loss on debt refinancing, other income (expense), net, stock-based compensation, amortization of intangibles, equity compensation related payments, one time fees related to acquisitions, costs related to discrete payments for legal settlements, restructuring costs and executive severance, one-time impairment on restructured facilities, sponsor-related costs, and depreciation. Equity compensation-related payments are related to the repurchase of employee stock options. We believe adjusted EBITDA is an important metric for understanding our business to assess our relative profitability adjusted for balance sheet debt levels.

Unlevered Free Cash Flow (after-tax) represents operating cash flow less purchases of property and equipment and is adjusted for interest payments, equity compensation payments, sponsor management fees, legal settlements, restructuring costs, and executive severance. We believe this measure provides useful supplemental information to investors because it is an indicator of the strength and performance of our core business operations.

Key Business Metrics

Annual Recurring Revenue (ARR) represents the expected annual billing amounts from all active maintenance and subscription agreements. ARR is calculated based on the contract Monthly Recurring Revenue (MRR) multiplied by 12. MRR is calculated based on the accounting adjusted total contract value divided by the number of months of the agreement based on the start and end dates of each contracted line item. The aggregate ARR calculated at the end of each reported period represents the value of all contracts that are active as of the end of the period, including those contracts that have expired but are still under negotiation for renewal. We typically allow for a grace period of up to 6 months past the original contract expiration quarter during which we engage in the renewal process before we report the contract as lost /inactive. This grace-period ARR amount has been less than 2% of the reported ARR in each period presented. If there is an actual cancellation of an ARR contract, we remove that ARR value at that time. We believe ARR is an important metric for understanding our business since it tracks the annualized cash value collected over a 12-month period for all our recurring contracts, irrespective of whether it is a maintenance contract on a perpetual license, a ratable cloud contract, or an on-premise term-based subscription license.

Maintenance Annual Recurring Revenue represents the portion of ARR only attributable to our maintenance contracts. We believe that Maintenance ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our maintenance contracts. Maintenance ARR includes maintenance contracts supporting our on-premise perpetual licenses. Maintenance ARR should be viewed independently of maintenance revenue and deferred revenue related to our maintenance contracts and is not intended to be combined with or to replace either of those items.

Subscription Annual Recurring Revenue represents the portion of ARR only attributable to our subscription contracts. We believe that Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring subscription contracts. Subscription ARR excludes maintenance contracts on our perpetual licenses to provide information regarding the period-to-period performance and overall size and scale of our subscription business as we continue to focus our efforts on subscription-based licensing. Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Cloud Annual Recurring Revenue represents the portion of ARR that is attributable to our hosted cloud contracts. We believe that Cloud ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring Cloud contracts. Cloud ARR is a subset of our overall Subscription ARR, and by providing this breakdown of Cloud ARR, it provides visibility on the size and growth rate of our Cloud ARR within our overall Subscription ARR. Cloud ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Subscription Net Retention Rate compares the contract value for Subscription ARR from the same set of customers at the end of a period compared to the prior year. We treat divisions, segments, or subsidiaries inside companies as separate customers. To calculate our Subscription NRR for a particular period, we first establish the Subscription ARR value at the end of the prior-year period. We subsequently measure the Subscription ARR value at the end of the current period from the same cohort of customers. The net retention rate is then calculated by dividing the aggregate Subscription ARR in the current period by the prior-year period. An increase in the Subscription NRR occurs as a result of price increases on existing contracts, higher consumption of existing products, and sales of additional new subscription products to existing customers exceeding losses from subscription contracts due to cancellations. We believe Subscription NRR is an important metric for understanding our business since it measures the rate at which we are able to sell additional products into our subscription customer base.

Gartner Disclaimer: Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER and Magic Quadrant are registered trademarks and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

About Informatica

Informatica (NYSE: INFA), an Enterprise Cloud Data Management leader, empowers businesses to realize the transformative power of data. We have pioneered a new category of software, the Informatica Intelligent Data Management Cloud™(IDMC), powered by AI and a cloud-first, cloud-native, end-to-end data management platform that connects, manages, and unifies data across any multi-cloud, hybrid system, empowering enterprises to modernize and advance their data strategies. Customers in more than 100 countries and 84 of the Fortune 100 rely on Informatica to drive data-led digital transformation.

Contacts:

Investor Relations:
Victoria Hyde-Dunn
vhydedunn@informatica.com

Media Relations:
Priya Ramesh
priya@informatica.com

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues:
Subscriptions	$193,690	$148,278	$517,955	$407,794
Perpetual license	2,846	13,693	19,085	37,582
Software revenue	196,536	161,971	537,040	445,376
Maintenance and professional services	165,271	165,272	500,305	501,195
Total revenues	361,807	327,243	1,037,345	946,571
Cost of revenues:
Subscriptions	20,801	12,928	57,868	38,332
Perpetual license	1,113	975	3,300	2,778
Software costs	21,914	13,903	61,168	41,110
Maintenance and professional services	40,315	38,670	120,597	120,888
Amortization of acquired technology	18,353	25,123	55,448	73,189
Total cost of revenues	80,582	77,696	237,213	235,187
Gross profit	281,225	249,547	800,132	711,384
Operating expenses:
Research and development	63,079	56,902	186,910	168,772
Sales and marketing	116,761	102,215	337,699	324,495
General and administrative	29,631	19,283	84,809	66,125
Amortization of intangible assets	43,097	47,463	129,483	141,806
Restructuring, acquisition and other charges	—	15,546	128	17,816
Total operating expenses	252,568	241,409	739,029	719,014
Income (loss) from operations	28,657	8,138	61,103	(7,630)
Interest income	311	1,254	845	1,996
Interest expense	(36,423)	(37,108)	(108,606)	(112,968)
Loss on debt refinancing	—	(1,299)	—	(37,400)
Other income (expense), net	13,965	(13,193)	28,744	(10,697)
Income (loss) before income taxes	6,510	(42,208)	(17,914)	(166,699)
Income tax expense (benefit)	3,783	(9,899)	15,683	(31,572)
Net Income (loss)	$2,727	$(32,309)	$(33,597)	$(135,127)
Net income (loss) per share attributable to Class A and Class B-1 common stockholders:
Basic	$0.01	$(0.13)	$(0.14)	$(0.55)
Diluted	$0.01	$(0.13)	$(0.14)	$(0.55)
Weighted-average shares used in computing net income (loss) per share(1):
Basic	244,689	244,285	244,670	244,305
Diluted	249,311	244,285	244,670	244,305

(1) Amounts for periods prior to the completion of our restructuring transactions on September 30, 2021 have been retrospectively adjusted to give effect to the restructuring transactions described in our final prospectus dated October 26, 2021 and filed with the SEC pursuant to Rule 424(b)(4) on October 27, 2021 ("Final Prospectus").

INFORMATICA INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value data)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$416,967	$344,004
Short-term investments	34,799	18,729
Accounts receivable, net of allowances of $2,844 and $4,557, respectively	256,067	408,867
Contract assets, net	112,109	101,496
Prepaid expenses and other current assets	99,789	92,025
Total current assets	919,731	965,121
Restricted cash	1,719	4,217
Property and equipment, net	180,705	193,038
Operating lease right-of-use-assets	76,188	71,490
Goodwill	2,389,185	2,419,501
Customer relationships intangible asset, net	991,675	1,122,514
Other intangible assets, net	99,706	164,637
Deferred tax assets	10,324	8,412
Other assets	111,725	124,476
Total assets	$4,780,958	$5,073,406
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,224	$32,960
Accrued liabilities	60,973	86,052
Accrued compensation and related expenses	104,156	145,087
Current operating lease liabilities	18,545	18,453
Current portion of long-term debt	23,457	23,775
Income taxes payable	13,663	4,369
Contract liabilities	481,038	549,888
Total current liabilities	723,056	860,584
Long-term operating lease liabilities	64,221	61,143
Long-term contract liabilities	24,784	20,706
Long-term debt, net	2,733,104	2,777,812
Deferred tax liabilities	85,923	117,995
Long-term income taxes payable	23,625	40,600
Other liabilities	11,447	27,979
Total liabilities	3,666,160	3,906,819
Stockholders’ equity:
Class A common stock; $0.01 par value per share; 300,000,000 shares authorized, 200,768,636 shares issued and outstanding(1)	2,008	2,004
Class B-1 common stock; $0.01 par value per share; 100,000,000 shares authorized, 44,049,523 shares issued and outstanding(1)	440	440
Class B-2 common stock; $0.00001 par value per share, 100,000,000 shares authorized, 44,049,523 shares issued and outstanding(1)	—	—
Additional paid-in-capital (1)	2,156,010	2,145,254
Accumulated other comprehensive income	19,498	43,295
Accumulated deficit	(1,063,158)	(1,024,406)
Total stockholders’ equity	1,114,798	1,166,587
Total liabilities and stockholders’ equity	$4,780,958	$5,073,406

(1) Amounts for periods prior to the completion of our restructuring transactions on September 30, 2021 have been retrospectively adjusted to give effect to the restructuring transactions described in our Final Prospectus.

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Operating activities:
Net income (loss)	$2,727	$(32,309)	$(33,597)	$(135,127)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,189	6,579	18,763	19,352
Non-cash operating lease costs	4,669	5,520	11,985	13,357
Stock-based compensation	4,033	2,879	9,918	9,527
Deferred income taxes	7,253	(16,763)	(35,938)	(50,745)
Amortization of intangible assets and acquired technology	61,450	72,586	184,931	214,995
Gain on sale of investment in equity interest	—	(147)	(110)	(147)
Amortization of debt issuance costs	1,488	1,433	4,376	4,774
Loss on debt refinancing	—	(10,210)	—	25,891
Unrealized loss (gain) on remeasurement of debt	(12,823)	34,661	(31,320)	37,400
Changes in operating assets and liabilities:
Accounts receivable	2,255	13,703	147,730	159,933
Prepaid expenses and other assets	(6,726)	(8,862)	(19,972)	(12,003)
Accounts payable and accrued liabilities	(2,577)	21,947	(65,389)	(90,480)
Income taxes payable	(13,475)	(8,068)	2,425	(5,734)
Contract liabilities	(16,519)	(40,020)	(51,409)	(101,782)
Net cash provided by operating activities	37,944	42,929	142,393	89,211
Investing activities:
Purchases of property and equipment	(4,722)	(4,783)	(6,015)	(9,061)
Purchases of investments	(28,744)	(11,474)	(64,114)	(18,720)
Maturities of investments	19,204	4,196	47,764	5,130
Business acquisitions, net of cash acquired	—	(21,439)	—	(21,439)
Net cash used in investing activities	(14,262)	(33,500)	(22,365)	(44,090)
Financing activities:
Payments for share repurchases	(3,937)	(399)	(9,318)	(2,456)
Payment of debt	(5,891)	(50,899)	(17,766)	(820,073)
Payment of debt issuance costs	—	(1,299)	—	(32,211)
Proceeds from issuance of debt	—	49,938	—	949,965
Payment for settlement of vested stock options	—	—	—	(7,506)
Payments for taxes related to net share settlement of equity awards	(466)	(330)	(1,497)	(2,053)
Payment of deferred and contingent consideration	(1,682)	—	(10,705)	(6,013)
Net activity from derivatives with an other-than-insignificant financing element	(4,808)	(2,122)	(14,162)	(3,394)
Proceeds from issuance of shares	2,735	383	6,775	1,517
Net cash provided by (used in) financing activities	(14,049)	(4,728)	(46,673)	77,776
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(3,719)	(5,507)	(2,890)	(8,870)
Net increase (decrease) in cash, cash equivalents, and restricted cash	5,914	(806)	70,465	114,027
Cash, cash equivalents, and restricted cash at beginning of period	412,772	291,224	348,221	176,391
Cash, cash equivalents, and restricted cash at end of period	$418,686	$290,418	$418,686	$290,418
Supplemental disclosures:
Cash paid for interest	$28,399	$29,085	$84,911	$114,869
Cash paid for income taxes, net of refunds	$10,011	$14,936	$49,203	$25,363

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS
(in thousands, except per share data)
(unaudited)

RECONCILIATIONS OF GAAP TO NON-GAAP

Reconciliation of GAAP net income (loss) to Non-GAAP net income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
GAAP net income (loss)	$2,727	$(32,309)	$(33,597)	$(135,127)
Stock-based compensation	4,033	2,879	9,918	9,527
Amortization of intangibles	61,450	72,586	184,931	214,995
Equity compensation	105	392	(77)	17,723
Acquisition transaction fees	—	564	128	2,834
Loss on debt refinancing	—	1,299	—	37,400
Restructuring costs and executive severance	589	14,982	2,288	16,309
Sponsor-related costs	500	500	1,500	1,500
Income tax expense	(12,318)	(21,118)	(24,087)	(60,962)
Non-GAAP net income	$57,086	$39,775	$141,004	$104,199

Net income (loss) per share:
Net income (loss) per share—basic	$0.01	$(0.13)	$(0.14)	$(0.55)
Net income (loss) per share—diluted	$0.01	$(0.13)	$(0.14)	$(0.55)
Non-GAAP net income per share—basic	$0.23	$0.16	$0.58	$0.43
Non-GAAP net income per share—diluted	$0.23	$0.16	$0.57	$0.42

Share count:
Weighted-average shares used in computing net income (loss) per share—basic	244,689	244,285	244,670	244,305
Weighted-average shares used in computing net income (loss) per share—diluted	249,311	246,300	248,712	246,469

Reconciliation of GAAP income (loss) from operations to Non-GAAP income from operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
GAAP income (loss) from operations	$28,657	$8,138	$61,103	$(7,630)
Stock-based compensation	4,033	2,879	9,918	9,527
Amortization of intangibles	61,450	72,586	184,931	214,995
Equity compensation	105	392	(77)	17,723
Acquisition transaction fees	—	564	128	2,834
Restructuring costs and executive severance	—	14,982	—	16,309
Sponsor-related costs	500	500	1,500	1,500
Non-GAAP income from operations	$94,745	$100,041	$257,503	$255,258

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS

Adjusted EBITDA Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve Months ("TTM") Ended September 30,
	2021	2020	2021	2020	2021
	(in thousands)		(in thousands)		(in thousands)
GAAP net income (loss)	$2,727	$(32,309)	$(33,597)	$(135,127)	$(66,357)
Income tax expense (benefit)	3,783	(9,899)	15,683	(31,572)	24,934
Interest income	(311)	(1,254)	(845)	(1,996)	(1,103)
Interest expense	36,423	37,108	108,606	112,968	145,083
Loss on debt refinancing	—	1,299	—	37,400	—
Other income (expense), net	(13,965)	13,193	(28,744)	10,697	(13,037)
Stock-based compensation	4,033	2,879	9,918	9,527	12,435
Amortization of intangibles	61,450	72,586	184,931	214,995	257,703
Equity compensation	105	392	(77)	17,723	410
Acquisition transaction fees	—	564	128	2,834	295
Restructuring costs and executive severance	—	14,982	—	16,309	11,908
Sponsor-related costs	500	500	1,500	1,500	2,000
Depreciation	6,190	6,471	18,700	19,244	27,042
Adjusted EBITDA	$100,935	$106,512	$276,203	$274,502	$401,313

Unlevered Free Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except percentages)		(in thousands, except percentages)
Total GAAP Revenue	$361,807	$327,243	$1,037,345	$946,571
Net cash provided by operating activities	$37,944	$42,929	$142,393	$89,211
Less: Purchase of property, plant, and equipment	(4,722)	(4,783)	(6,015)	(9,061)
Add: Cash paid for interest	28,399	29,085	84,911	114,869
Add: Equity compensation payments	219	867	986	25,903
Add: Executive severance	—	—	578	—
Add: Restructuring costs	563	10,986	3,333	10,986
Add: Sponsor Management Fees	500	500	1,500	1,500
Unlevered Free Cash Flows (after-tax)(1)	$62,903	$79,584	$227,686	$233,408
Unlevered Free Cash Flows (after-tax) margin(1)	17%	24%	22%	25%

(1) Includes cash tax payments of $10.0 million and $14.9 million for the three months ended September 30, 2021 and 2020, respectively, and cash tax payments of $49.2 million and $25.4 million for the nine months ended September 2021 and 2020, respectively.

Key Business Metrics

The following are our key business metrics as of September 30, 2021 and 2020.

	September 30,
	2021	2020
	(in thousands, except percentages)
Total Annual Recurring Revenue	$1,287,472	$1,099,637
Maintenance Annual Recurring Revenue	$551,723	$558,348
Subscription Annual Recurring Revenue	$735,749	$541,289
Cloud Annual Recurring Revenue	$287,246	$199,994
Subscription Net Retention Rate	116%	113%

INFORMATICA INC.
SUPPLEMENTAL INFORMATION

Additional Business Metrics

	September 30,
	2021	2020
	(in thousands, except percentages and transactions)
Maintenance Renewal Rate	94%	94%
Subscription Renewal Rate	92%	92%
Customers that spend more than $1 million in Subscription Annual Recurring Revenue (1)	127	88
Customers that spend more than $100,000 in Subscription Annual Recurring Revenue (2)	1,577	1,236
Cloud transactions processed per month in trillions (3)	23.3	13.6

(1) Total number of customers that spend more than $1 million in Subscription Annual Recurring Revenue.
(2) Total number of customers that spend more than $100,000 in Subscription Annual Recurring Revenue.
(3) Total number of cloud transactions processed on our platform per month in trillions, which measures data processed.